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                                                       Exhibit 11

               CERNER CORPORATION AND SUBSIDIARIES
            COMPUTATION OF EARNINGS PER COMMON SHARE


                                               Three Months Ended             Nine Months Ended
                                            September 27,  September 28,   September 27, September 28,
                                               1997           1996             1997           1996
                                           -----------    -----------     ------------   ------------
Net earnings:                               $ 4,445,000    $   770,000     $ 9,706,000    $ 6,681,000

Weighted average number of common and
  common stock equivalent shares:

  Weighted average number of
       outstanding common shares             32,951,335     32,845,572      32,825,260     32,679,356

Dilutive effect (excess of number of shares
  issuable over number of shares
  assumed to be repurchased with the
  proceeds of exercised options based on
  the average market price during the
   period)                                    1,555,810        637,159       1,097,709        964,344
                                            -----------    -----------     -----------  -------------

                                             34,507,145     33,482,731      33,922,969     33,643,700

Earnings per common and common stock
  equivalent shares:                        $       .13    $       .02     $       .29    $       .20
                                            -----------    -----------     -----------    -----------


Weighted average number of common and
  common stock equivalent shraes,
  assuming full dilution:

        Additional dilutive effect
        (reduction in number of shares
        assumed to be repurchased with
        the proceeds of exercised stock
        options and converted warrants
        based on the end of the period
        market price of the stock, if
        higher than the average price)        1,550,806         52,615        271,716             --
                                            -----------    -----------       -----------    -----------
                                             36,057,951     33,535,346        34,194,685     33,643,700
                                            -----------    -----------       -----------    -----------

Earnings per common and common stock
      equivalent shares assuming full
      dilution:                             $       .12    $       .02       $       .28    $       .20
                                            -----------    -----------       -----------    -----------
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